                                 EXHIBIT 10.1

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 7th of May, 1999, by and between the following:

          EMB CORPORATION, a Hawaii corporation (hereinafter "EMB");

          VINCENT RINEHART, an individual residing in California (hereinafter "Rinehart");

          and AMRES HOLDING, LLC, a Nevada corporation (hereinafter "SELLING SHAREHOLDER").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, subject to the terms and conditions of this Agreement, EMB and SELLING SHAREHOLDER desire for EMB to purchase from SELLING SHAREHOLDER and for SELLING SHAREHOLDER to sell to EMB five thousand (5,000) shares of capital stock of American Residential Funding, Inc., a Nevada corporation (hereinafter "AMRES"), which shares represent all of the issued and outstanding capital stock of AMRES; and

     WHEREAS, in order to attain the benefits of integrating the operations of AMRES with the operations of EMB and of obtaining continuity of the operations of AMRES, EMB desires that Rinehart, currently a significant employee of AMRES, continue as an employee of AMRES following the consummation of this transaction; and

     WHEREAS, the Board of Directors of EMB deems it desirable and in the best interests of EMB and its stockholders that EMB purchase an aggregate of five thousand (5,000) shares of AMRES from SELLING SHAREHOLDER in consideration of the issuance by EMB to SELLING SHAREHOLDER of two million (2,000,000) shares of EMB common stock, such that AMRES shall become a wholly-owned subsidiary of EMB; and

     WHEREAS, the Board of Directors of EMB deems it desirable and in the best interests of EMB that AMRES become a wholly-owned subsidiary of EMB; and

     WHEREAS, the Board of Directors of EMB has approved and adopted this Agreement as a plan of reorganization within the meaning, and subject to the provisions, of Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended, as a "B" reorganization; and

     WHEREAS, SELLING SHAREHOLDER has approved and adopted this Agreement as a plan of reorganization within the meaning, and subject to the provisions, of
Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended, as a "B" reorganization; and

     WHEREAS, EMB and SELLING SHAREHOLDER desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, the Board of Directors of EMB has approved and adopted this Agreement, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1  "Agreement," "EMB," "SELLING SHAREHOLDER," and "AMRES," respectively,
           ---------    ---    -------------------        -----
shall have the meanings defined on the cover page and in the foregoing preamble and recitals to this Agreement.

     1.2  "Closing Date" shall mean 12:00 p.m. (Noon), Pacific Daylight Savings
           ------------
Time, May 7, 1999, at the offices of EMB, 3200 Bristol Street, 8th Floor, Costa Mesa, California 92657, the date on which the parties hereto shall close the transactions contemplated herein.

     1.3  "Rinehart's Employment Agreement" shall mean the Employment Agreement
           -------------------------------
between AMRES and Rinehart, attached as Exhibit 1.3.

     1.4  "AMRES Tax Returns" shall mean the Federal income tax return of AMRES
           -----------------
for its fiscal year ended June 30, 1998, which is attached to the Agreement as
Exhibit 1.4.

                                   SECTION 2

                AGREEMENT FOR PURCHASE AND SALE OF AMRES STOCK
                ----------------------------------------------

     2.1  Substantive Terms of the Purchase and Sale of AMRES Stock.
          ---------------------------------------------------------

          (a) SELLING SHAREHOLDER shall sell and deliver to EMB five thousand (5,000) shares of the issued and outstanding capital stock of AMRES in a form enabling EMB then and there to become the record and beneficial owner thereof;

          (b)  EMB shall approve Rinehart's Employment Agreement;

          (c) SELLING SHAREHOLDER shall execute the Investment Representation Letter in the form of Exhibit 2.1(c) attached hereto.

     2.2  Issuance of EMB Common Stock.  EMB shall sell and deliver to SELLING
          ----------------------------
SHAREHOLDER two million (2,000,000) shares of EMB common stock pursuant to an exception from the registration requirements of the Securities Act of 1933, as amended, and from qualification under the California Corporations Code. The certificate representing such shares shall bear the following legend: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Accordingly, no transfer of these securities or any interest therein may be made except pursuant to an effective registration statement under the Act unless the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under the Act."

     2.3  Issuance of Stock Options:  As additional consideration for the
          -------------------------
acquisition of all of the capital stock of AMRES by EMB, EMB shall issue to the SELLING SHAREHOLDER options to purchase common stock of EMB on the following terms and conditions:

          (a) Options to purchase one million two hundred fifty thousand (1,250,000) shares of common stock shall be issued on June 1, 1999, with an exercise price determined as follows: one hundred ten percent (110%) of the average closing bid price for the EMB common stock (EMBU:OTC-BB) for the week preceding the Closing Date of this transaction, i.e., the week of April 26, 1999 through April 30, 1999, calculated to be eighty-five (85) cents per share. These options shall expire at the close of business on May 31, 2002.

          (b) Options to purchase five hundred thousand (500,000) shares of common stock shall be issued on June 1, 2000, with an exercise price of $1.50 per share. These options shall expire on May 31, 2003.

          (c) Options to purchase five hundred thousand (500,000) shares of common stock shall be issued on June 1, 2001, with an exercise price of $2.00 per share. These options shall expire on May 31, 2004.

          (d) Options to purchase five hundred thousand (500,000) shares of common stock shall be issued on June 1, 2002, with an exercise price of $2.50 per share. These options shall expire on May 31, 2005.

          (e) Options to purchase five hundred thousand (500,000) shares of common stock shall be issued on June 1, 2003, with an exercise price of $3.00 per share. These options shall expire on May 31, 2006.


                                   SECTION 3

                     REPRESENTATIONS AND WARRANTIES OF EMB
                     -------------------------------------

     EMB, in order to induce SELLING SHAREHOLDER to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to SELLING SHAREHOLDER as follows:

     3.1  Organization and Qualification.  EMB is a corporation duly organized,
          ------------------------------
validly existing, and in good standing under the laws of Hawaii, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. EMB is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of EMB.

     3.2  Ownership of EMB.  EMB is authorized to issue two classes of stock of
          ----------------
up to 30,000,000 common shares, no par value per share, and of up to 5,000,000 preferred shares, no par value per share.

     3.3  Authorization and Validity.  EMB has the requisite power and is duly
          --------------------------
authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of EMB have taken all action required by law, its Articles of Incorporation and Bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of SELLING SHAREHOLDER, this Agreement is a valid and binding agreement of EMB.

     3.4  No Defaults.  EMB is not in default under or in violation of any
          -----------
provision of its Articles of Incorporation or Bylaws. EMB is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of EMB. EMB is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of EMB, except that EMB is not presently in compliance with the reporting requirements for publicly-traded securities as promulgated under the Securities Exchange Act of 1934. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of EMB and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     3.5  Proprietary Rights. EMB owns or is duly licensed to use such
          ------------------
trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by EMB does not infringe upon the trademarks or copyrights of any third party, if such infringement would have a material, adverse effect upon the financial condition or business of EMB.

     3.6  Books of Account and Reports; Internal Controls.
          -----------------------------------------------

          (a) The books of account of EMB accurately reflect in all material respects all of its items of income and expense, all of its assets, liabilities, and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements, in accordance with generally accepted accounting procedures as historically and consistently applied by EMB. EMB has accurately prepared and filed, or is currently preparing for filing, all reports required by any law or regulation to be filed by it, and it has duly paid or accrued on its books of account all applicable duties and charges due (or assessed against it) pursuant to such reports. EMB is currently late in its filing of its Form 10-K for the year ended September 30, 1998 and the Form 10-Q for the period ended December 31, 1998.

          (b) EMB has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     3.7  Litigation.  There are no actions, suits, proceedings, orders,
          ----------
investigations, or claims pending or, to the knowledge of EMB threatened against or affecting EMB at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, which, if adversely determined, would materially and adversely affect the financial condition of EMB, or which seek to prohibit, restrict, or delay the consummation of the transactions contemplated hereby, except that an investigation is currently pending by the Securities and Exchange Commission. EMB is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     3.8  Insurance. EMB has insurance against losses or damages and other risks
          ---------
in amounts and of a character usually insured against by companies in the same or similar business.

     3.9  Documents. The copies of all agreements and other instruments that
          ---------
have been delivered by EMB to SELLING SHAREHOLDER are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.10 Disclosure.  The representations and warranties made by EMB herein and
          ----------
in any schedule, statement, certificate, or document furnished or to be furnished by EMB to SELLING SHAREHOLDER pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                                   SECTION 4

             REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDER
             -----------------------------------------------------

     SELLING SHAREHOLDER, in order to induce EMB to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to EMB as follows:

     4.1  Organization and Qualification. AMRES is a corporation duly organized,
          ------------------------------
validly existing, and in good standing under the laws of the state of Nevada with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. AMRES is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of AMRES.

     4.2  Ownership of AMRES. AMRES is authorized to issue one class of stock of
          ------------------
up to twenty-five thousand (25,000) shares, no par value per share. At the date hereof, of such authorized shares, five thousand (5,000) shares have been validly issued and are outstanding, fully paid, and non-assessable, all of which are owned of record and beneficially by SELLING SHAREHOLDER. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of AMRES.

     4.3  Validity.  SELLING SHAREHOLDER has the requisite power to execute and
          --------
deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of EMB, this Agreement is a valid and binding agreement of SELLING SHAREHOLDER.

     4.4  Conduct and Transactions of AMRES. During its current fiscal year,
          ---------------------------------
AMRES conducted its operations in the ordinary course of business, consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period AMRES did not without the prior written consent of EMB:

          (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d) Amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in Exhibit 4.4(g), hereto; or

          (h) Make any capital expenditures except in the ordinary course of its business.

     4.5  Compensation Due Employees.  AMRES will not have any outstanding
          --------------------------
liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of AMRES that have been performed prior to the Closing Date, except as specified on Exhibit 4.6 hereto. On the Closing Date, AMRES will not have any unfunded, contingent, or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.5 hereto.

     4.6  Union Agreements and Employment Agreements. AMRES is not a party to
          ------------------------------------------
any union agreement or any organized labor dispute. AMRES does not have any written or verbal employment agreements with any of its employees.

     4.7  Contracts and Leases. Except as listed in Exhibit 4.7 hereto, AMRES is
          --------------------
not a party to any written or oral leases, commitments, or any other agreements. On the Closing Date, AMRES shall have paid or performed in all material respects all obligations required to be paid or performed by it to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which it is a party.

     4.8  Insurance. AMRES has insurance against losses or damages and other
          ---------
risks in amounts and of a character usually insured against by companies in the same or similar business, a schedule of such insurance being set forth in
Exhibit 4.8 hereto.

     4.9  Liabilities.  AMRES does not have any liabilities, except as listed in
          -----------
Exhibit 4.9 hereto.

     4.10 Proprietary Rights.  AMRES owns or is duly licensed to use such
          ------------------
trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by AMRES does not infringe upon the trademarks or copyrights of any third party, if such infringement would have a material, adverse effect upon the financial condition or business of AMRES.

     4.11 Internal Controls.
          -----------------

          (a) There have been no transactions except in accordance with management's general or specific authorization.

          (b) AMRES has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     4.12 Contracts and Agreements.  AMRES is not a party to any material
          ------------------------
contracts or agreements in respect of the operation of its business, except as listed in Exhibit 4.12 hereto.

     4.13 Minute Books.  The minute books of AMRES contain true, complete, and
          ------------
accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and true and accurate copies thereof have been delivered to counsel for EMB. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.14 Litigation. Except as set forth in Exhibit 4.14, there are no actions,
          ----------
suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of AMRES) pending against or affecting AMRES at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of AMRES or which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. AMRES is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.15 Taxes. At the Closing Date, all tax returns required to be filed with
          -----
respect to the operations or assets of AMRES prior to Closing Date shall have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns shall have been paid in full or adequate reserves have been established for the payment of such taxes. Except as set forth in Exhibit 4.15, as of the Closing Date, AMRES shall not have requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes. The AMRES Tax Returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

     4.16 No Defaults.  AMRES is not in default under or in violation of any
          -----------
provision of its Articles of Incorporation or Bylaws. AMRES is not in default under or in violation of any material provision of any material indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound, or to which any of its properties is subject, if such default would have a material, adverse effect on the financial condition or business of AMRES. AMRES is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its property which, if enforced, would have a material, adverse effect on the financial condition or business of AMRES. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of AMRES and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement, except for the agreements so indicated on Exhibit 4.16.

     4.17 Material Change.  Except as disclosed on Exhibit 4.17, there has been
          ---------------
no material change in the condition, financial or otherwise, of AMRES as shown in the AMRES Tax Returns, except changes occurring in the ordinary course of business, which changes have not materially, adversely affected its organization, business, properties, or financial condition taken.

     4.18 Documents. The copies of all agreements and other instruments that
          ---------
have been delivered by AMRES to EMB are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.19 Disclosure.  The representations and warranties made by SELLING
          ----------
SHAREHOLDER herein and in any schedule, statement, certificate, or document furnished or to be furnished by AMRES and/or SELLING SHAREHOLDER to EMB pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                                   SECTION 5

                         INVESTIGATION; PRESS RELEASE
                         ----------------------------

     5.1  Investigation.
          -------------

          (a) EMB acknowledges that it has made an investigation of AMRES during the period from on or about March 31, 1999, through the Closing Date, to confirm, among other things, the assets, liabilities, and status of business of AMRES and its cash position, accounts receivable, liabilities, and mortgages in process. In the event of termination of this Agreement, EMB will deliver to SELLING SHAREHOLDER all documents, work papers, and other materials and all copies thereof obtained by EMB, or on its behalf, from AMRES or SELLING SHAREHOLDER, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from AMRES or SELLING SHAREHOLDER hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to AMRES or SELLING SHAREHOLDER except to the extent the same is publicly disclosed by AMRES or SELLING SHAREHOLDER.

          (b) SELLING SHAREHOLDER acknowledges that he has made an investigation of EMB during the period from on or about March 31, 1999, through the Closing Date, which has included, among other things, the opportunity of discussions with executive officers of EMB, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, SELLING SHAREHOLDER will deliver to EMB all documents, work papers, and other materials and all copies thereof obtained by him, or on his behalf, from EMB, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from EMB hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to EMB, except to the extent the same is publicly disclosed by EMB.

          (c) Except in the event that any party hereto discovers in the course of his or its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section
     5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

     5.2  Press Release. EMB and SELLING SHAREHOLDER shall agree with each other
          -------------
as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that her or its counsel deems necessary.


                                   SECTION 6

                                   BROKERAGE
                                   ---------

     6.1  Brokers and Finders.  Neither EMB, AMRES, any of their respective
          -------------------
officers, directors, employees, or agents, nor SELLING SHAREHOLDER has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                                   SECTION 7

                      CLOSING AGREEMENTS AND POST-CLOSING
                      -----------------------------------

     7.1  Closing Agreements. On the Closing Date, the following activities
          ------------------
shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

          (a) SELLING SHAREHOLDER shall have executed and delivered documents to EMB sufficient then and there to transfer record and beneficial ownership of the five thousand (5,000) issued and outstanding capital stock of AMRES to EMB;

          (b) EMB shall have approved and delivered Rinehart's Employment Agreement;

          (c) SELLING SHAREHOLDER shall have executed the Investment Representation Letter; and

          (e) EMB shall have delivered two million (2,000,000) shares of EMB common stock to SELLING SHAREHOLDER, or nominee.

     7.2  AMRES as a Subsidiary of EMB.  SELLING SHAREHOLDER acknowledges that,
          ----------------------------
immediately following the Closing Date, AMRES will become a wholly-owned subsidiary of EMB. In connection with the operation of AMRES as a subsidiary of EMB, EMB will provide AMRES with office space, computers, network, software, furniture, fixtures, etc., at its existing facility at 3200 Bristol Street, 8th Floor, Costa Mesa, California. This space will per shared with other subsidiaries and affiliates of EMB. In addition, EMB will permit AMRES to utilize the licensing capabilities of its existing subsidiary, EMB Mortgage Corporation.

     7.3  Subsequent Issuance of EMB Parent Stock Issuance. On December 31,
          ------------------------------------------------
2000, (the "Valuation Date"), the value of EMB Common Stock shall be the fair market value of one share of EMB Common Stock, multiplied by the aggregate number of shares thereof granted to SELLING SHAREHOLDER at the Closing Date. If, as of the Valuation Date, the EMB Common Stock on a national securities exchange or the high and low selling prices thereof are reported on the NASDAQ or the OTC Bulletin Board, then the fair market value of one share of EMB Common Stock shall be the average of the highest and lowest selling prices of the EMB Common Stock as reported by such exchange or as reported on the NASDQA Stock Market or the OTC Bulletin Board for the five trading days immediately preceding the Valuation Date, or if there were no sales of EMB Common Stock during such five-day period, then the fair market value of then EMB Common Stock shall be deemed to be the average of the highest and lowest prices of the EMB Common Stock as reported by such exchange or as reported on the NASDAQ Stock Market or the OTC Bulletin Board for the next prior day on which there were sale of EMB Common Stock. If as of the Valuation Date, the EMB Common Stock is traded other than on a national securities exchange or the high and low selling prices thereof are not reported on the NASDAQ Stock Market or the OTC Bulletin Board, then the fair market value of one share of EMB Common Stock shall be the average between the bid and asked price of a share of EMB Common Stock on the Valuation Date as reported on the NASDAQ Stock Market or the OTC Bulletin Board for the five trading days immediately preceding the Valuation Date or, if there is no bid and asked price during such five-day period, then the fair market value of the EMB Common Stock shall be deemed to be the average of the highest and lowest selling prices of the EMB Common Stock as reported on the NASDAQ Stock Market or the OTC Bulletin Board for the next prior trading day on which there was a bid and asked price. If no such bid and asked price is available, then the Board of Directors of EMB shall make a good faith determination of the fair market value of one share of EMB Common Stock using any reasonable method of valuation and, as soon as practicable upon him being notified of such occurrence, SELLING SHAREHOLDER may, in good faith and at his option and discretion, elect to proceed as proved rescind this Agreement as provided for hereinbelow. Subject to the provisions set forth in the immediately preceding and following paragraphs, if, as of the Valuation Date, pursuant to such method of computation, the EMB Common stock is valued at less than $2,000,000, EMB shall issue to SELLING SHAREHOLDER additional restricted share of EMB Common Stock, such that the aggregate value of the EMB Common Stock issued to SELLING SHAREHOLDER, pursuant to the transactions contemplated hereby, will, as of the Valuation Date, be not less than $2,000,000. The restrictions on such additional share of EMB Common Stock shall be identical in scope and in time as the restrictions on the EMB Common Stock issued pursuant to Paragraph 2.1.

     7.4  Rescission of Transaction. If, as of the Valuation Date, the average
          -------------------------
weekly volumes for the four-week period immediately prior to the Valuation Date of the EMB Common Stock on a national securities exchange, the NASDAQ Stock Market or the OTC Bulletin Board does not equal or exceed 25,000 shares, or if, at any time prior to the Valuation Date, (a) Registration Statement on Form SB-2 has not been approved by the SEC or withdrawn by EMB, or (b) EMB is not current in its annual and quarterly filings with the SEC, or (c) the EMB Common Stock is not listed on a national exchange, the NASDAQ Stock Market or OTC Bulletin Board, or (d) then pending lawsuits against EMB or regulatory investigations of EMB does not allow for an orderly growth of AMRES, then SELLING SHAREHOLDER may, in good faith, and at his option, tender to EMB for cancellation the shares of EMB delivered to SELLING SHAREHOLDER at the Closing Date and may elect to receive, in lieu of any additional shares of EMB Common Stock to which he may be entitled pursuant to the immediately preceding paragraph, all of the shares of Capital Stock of AMRES which were transferred to EMB by SELLING SHAREHOLDER as of the Closing Date and which, as of the Valuation Date, shall constitute one hundred percent of the issued and outstanding Capital Stock.

If, at any time prior to the Valuation Date, AMRES, operating as a subsidiary of EMB, shall incur net operating losses (which are not capitalized) in excess of $100,000 per month for any three of the preceding six months, then EMB may, in good faith, and at its option, rescind this Agreement with the tender to EMB of the shares of Capital Stock of AMRES which were transferred to EMB by SELLING SHAREHOLDER as of the Closing Date in exchange for SELLING SHAREHOLDER tendering to EMB all of the Common Stock of EMB issued to SELLING SHAREHOLDER as of the Closing Date. In additional, any unexercised options to purchase EMB Common Stock held by SELLING SHAREHOLDER shall be returned by SELLING SHAREHOLDER to EMB for cancellation.


                                   SECTION 8

              CONDITIONS PRECEDENT TO EMB'S OBLIGATIONS TO CLOSE
              --------------------------------------------------

     The obligations of EMB to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

     8.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
SELLING SHAREHOLDER contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and SELLING SHAREHOLDER shall have performed in all material respects all of her obligations hereunder theretofore to be performed.

     8.2  Other.  The joint conditions precedent in Section 10 hereof shall have
          -----
been satisfied and all documents required for Closing shall be acceptable to Counsel for EMB.


                                   SECTION 9

      CONDITIONS PRECEDENT TO SELLING SHAREHOLDER'S OBLIGATIONS TO CLOSE
      ------------------------------------------------------------------

     The obligation of SELLING SHAREHOLDER to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
EMB contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and EMB shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     9.2  Resolutions.  EMB shall have furnished SELLING SHAREHOLDER with a
          -----------
certified copy of its resolutions duly adopted by its board of directors approving this Agreement and the transactions contemplated hereby.

     9.3  Other.  The joint conditions precedent in Section 10 hereof shall have
          -----
been satisfied.


                                  SECTION 10

                          JOINT CONDITIONS PRECEDENT
                          --------------------------

     The obligations of EMB and SELLING SHAREHOLDER to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing
Date:

     10.1 Other Agreements. All of the agreements contemplated by Section 7.1 of
          ----------------
this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed.

     10.2 Absence of Litigation. At the Closing Date, there shall be no action,
          ---------------------
suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.

                                  SECTION 11

                                CONFIDENTIALITY
                                ---------------

     11.1 SELLING SHAREHOLDER acknowledges that its principals have, and will, acquire information and materials from AMRES and EMB (the "Companies") and knowledge about the technology, business, products, strategies, customers, clients and suppliers of the Companies and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of the Companies (collectively, such acquired information, materials, and knowledge are hereinafter referred to as "Confidential Information"). SELLING SHAREHOLDER, itself, and behalf of its principals, covenant to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     11.2 The Confidential Information disclosed by the Companies to SELLING SHAREHOLDER shall remain the property of the disclosing party.

     11.3 SELLING SHAREHOLDER, and principals, shall maintain in secrecy all Confidential Information disclosed to him by any or all of the Companies using not less than reasonable care. SELLING SHAREHOLDER, and its principals shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the chief executive officer of EMB unless or until the Confidential Information is:

          (a)  publicly available or otherwise in the public domain; or

          (b)  rightfully obtained by any third party without restriction; or

          (c) disclosed by any of the Companies without restriction pursuant to judicial action, or government regulations or other requirements.

     11.4 The obligations of SELLING SHAREHOLDER under Sections 11.1, 11.2, and
11.3 of this Agreement shall expire one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date on which SELLING SHAREHOLDER, are its principals, are no longer affiliated with any of the Companies, except as a shareholder thereof, as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.

     11.5 SELLING SHAREHOLDER, itself and on behalf of its principals, hereby agrees that they will not intentionally bring into the premises of either or both of the Companies, or use in any way for the benefit of either or both of the companies, any confidential information that SELLING SHAREHOLDER has reason to believe is or may be the trade secret or confidential information of a third party.


                                  SECTION 12

                            TERMINATION AND WAIVER
                            ----------------------

     12.1 Termination.  This Agreement may be terminated and abandoned on the
          -----------
Closing Date
by:

          (a)  the mutual consent in writing of the parties hereto;

          (b) the Board of Directors of EMB if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

          (c) SELLING SHAREHOLDER if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

          If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by her or it.


                                  SECTION 13

                 NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.
                 --------------------------------------------

     13.1 All statements contained in any certificate or other instrument delivered by or on behalf of EMB or SELLING SHAREHOLDER pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by EMB or SELLING SHAREHOLDER in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.


                                  SECTION 14

                                 MISCELLANEOUS
                                 -------------

     14.1 Notices. Any notices or other communications required or permitted
          -------
hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

          to EMB:                       EMB Corporation
                                        Attention: Chief Executive Officer
                                        ---------
                                        3200 Bristol, Eighth Floor
                                        Costa Mesa, California 92626

          copy to:                      Arter & Hadden
                                        Attention: Randolf W. Katz, Esq.
                                        ---------
                                        5 Park Plaza, Suite 1000
                                        Irvine, California 92614
          to SELLING SHAREHOLDER:       AMRES Holding, LLC
                                        Attn: Vincent Rinehart
                                        251 Jeanell Drive
                                        Suite 3
                                        Carson City, Nevada 89703


          to VINCENT RINEHART:          Vincent Rinehart
                                        4425 Atlantic Avenue
                                        Suite A
                                        Long Beach, California 90807

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     14.2 Time of the Essence.  Time shall be of the essence of this Agreement.
          -------------------

     14.3 Costs.  Each party will bear the costs and expenses incurred by it in
          -----
connection with this Agreement and the transactions contemplated hereby.

     14.4 Entire Agreement and Amendment. This Agreement and documents delivered
          ------------------------------
at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     14.5 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     14.6 Governing Law.  This Agreement shall be governed by, and construed and
          -------------
interpreted in accordance with, the laws of the State of California.

     14.7 Attorneys' Fees and Costs.  In the event any party to this Agreement
          -------------------------
shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     14.8  Successors and Assigns.  This Agreement shall inure to the benefit of
           ----------------------
and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     14.9  Access to Counsel.  Each party hereto acknowledges that each has had
           -----------------
access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     14.10 Captions.  The captions appearing in this Agreement are inserted for
           --------
convenience of reference only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMB CORPORATION,
a Hawaii corporation


by:  /s/ James E. Shipley
     ----------------------------------
     James E. Shipley, President

AMRES Holding, LLC,
a Nevada Corporation


by:  /s/ Vincent Rinehart
     ----------------------------------
     Vincent Rinehart, President


/s/ Vincent Rinehart
----------------------------------
Vincent Rinehart